UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2021 (November 4, 2021)

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, the Board of Directors (the “Board”) of The Wendy’s Company (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Committee”), increased the size of the Board from 11 to 12 members and elected Richard H. Gomez to serve as a director of the Company, effective immediately. Mr. Gomez will serve as a member of the Board until the Company’s 2022 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Gomez has been appointed to serve on the Audit Committee and the Technology Committee of the Board.

In his capacity as a non-management director of the Company, Mr. Gomez will receive the same compensation as the other non-management directors of the Company, prorated for the period from his election to the Board to the date of the Company’s 2022 annual meeting of stockholders. The Company’s compensation program for non-management directors was described under the “Compensation of Directors” caption in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2021.

There are no arrangements or understandings between Mr. Gomez and any other persons pursuant to which Mr. Gomez was selected as a director.

There are no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company or any of its subsidiaries was or is to be a participant and in which Mr. Gomez (or any immediate family member of Mr. Gomez) had or will have a direct or indirect material interest.

A copy of the press release announcing Mr. Gomez’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2021, the Board, upon the recommendation of the Committee, designated Peter W. May, the Board’s current Vice Chair, as Senior Vice Chair and designated Matthew H. Peltz, a current director, as Vice Chair, effective immediately. In connection with these designations, the Board, upon the recommendation of the Committee, approved amendments to the Company’s By-Laws (as amended and restated through November 4, 2021, the “By-Laws”) to create and describe the role of Senior Vice Chair and to make certain other conforming changes. The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	By-Laws of The Wendy’s Company (as amended and restated through November 4, 2021).

99.1	Press release issued by The Wendy’s Company on November 8, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: November 8, 2021	By:	/s/ Michael G. Berner
Michael G. Berner
Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary

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